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                                                             EXHIBIT 1

                                    AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of RadView Software Ltd.

        EXECUTED this 3/rd/ day of September, 2002.


NORTH BRIDGE VENTURE PARTNERS V-A, L.P.

By: North Bridge Venture Management V, L.P.

        By:  /s/ Edward T. Anderson
           ----------------------------------------
           Edward T. Anderson
           General Partner


NORTH BRIDGE VENTURE PARTNERS V-B, L.P.

By: North Bridge Venture Management V, L.P.


        By:  /s/ Edward T. Anderson
           ----------------------------------------
           Edward T. Anderson
           General Partner


NORTH BRIDGE VENTURE MANAGEMENT V, L.P.


        By:  /s/ Edward T. Anderson
           ----------------------------------------
           Edward T. Anderson
           General Partner


EDWARD T. ANDERSON


   /s/  Edward T. Anderson
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RICHARD A. D'AMORE


   /s/  Richard A. D'Amore
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WILLIAM J. GEARY


   /s/  William J. Geary
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JEFFREY P. MCCARTHY


   /s/  Jeffrey P. McCarthy
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ANGELO J. SANTINELLI


   /s/  Angelo J. Santinelli
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JAMES A. GOLDSTEIN


   /s/  James A. Goldstein
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